                                                                    Exhibit 10.1

                               AGREEMENT OF LEASE

                                     between

                     Aetna Life Insurance Company, Landlord

                                       and

                            La Branche & Co., Tenant

                            Dated: January 6th, 1984

PREMISES:

Easterly portion of 26th floor
1 Exchange Plaza
New York, New York

OFFICE LEASE
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                               TABLE OF CONTENTS

                                                                        Page

Article 1     Rent ....................................................   1
Article 2     Commencement of Term ....................................   3
Article 3     Adjustments of Rent .....................................   5
Article 4     Electricity .............................................  12
Article 5     Use .....................................................  15
Article 6     Alterations and Installations ...........................  15
Article 7     Repairs .................................................  21
Article 8     Requirements of Law .....................................  23
Article 9     Insurance, Loss, Reimbursement, Liability ...............  24
Article 10    Damage by Fire or other Cause ...........................  27
Article 11    Assignment, Mortgaging, Subletting, Etc..................  29
Article 12    Certificate of Occupancy ................................  35
Article 13    Adjacent Excavation - Shoring ...........................  36
Article 14    Condemnation ............................................  36
Article 15    Access to Demised Premises; Changes......................  38
Article 16    Conditions of Limitation ................................  39
Article 17    Re-entry by Landlord, Injunction ........................  41
Article 18    Damages .................................................  42
Article 19    Landlord's Right to Perform Tenant's Obligations ........  44
Article 20    Quiet Enjoyment .........................................  45
Article 21    Services and Equipment ..................................  45
Article 22    Definitions .............................................  48
Article 23    Invalidity of any Provision .............................  49
Article 24    Brokerage ...............................................  49
Article 25    Subordination ...........................................  50
Article 26    Certificate of Tenant ...................................  52
Article 27    Legal Proceedings, Waiver of Jury Trial .................  53
Article 28    Surrender of Premises ...................................  53
Article 29    Rules and Regulations ...................................  54
Article 30    Consents and Approvals ..................................  54
Article 31    Notices .................................................  55
Article 32    No Waiver ...............................................  56
Article 33    Captions ................................................  57
Article 34    Inability to Perform ....................................  57
Article 35    No Representations by Landlord ..........................  57
Article 36    Name of Building ........................................  58
Article 37    Arbitration .............................................  58
Article 38    Indemnity ...............................................  58
Article 39    Memorandum of Lease .....................................  59
Article 40    Approval of Permanent Mortgagee .........................  59
Article 41    Security Deposit ........................................  60
Article 42    Fair Market Rent Review/Renewal Option ..................  61
Article 43    Miscellaneous ...........................................  66
Article 44    Intentionally Omitted ...................................  68
Article 45    Partnership .............................................  68
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                                    SCHEDULES

A - Floor Plan

B - Description of Land

C - Work Agreement

D - Form of Estoppel Letter

E - Rules and Regulations

F - Cleaning and Janitorial Services

G - Letter of Credit
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            AGREEMENT OF LEASE made as of this 6th day of January, 1984, between
AETNA LIFE INSURANCE COMPANY, a Connecticut corporation having an address at One Civic Center Plaza, P.O. Box 1414, Hartford, Connecticut 06143 (hereinafter referred to as "Landlord") and LA BRANCHE & CO., a New York partnership having an address at 30 Broad Street, New York, New York 10004 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

            Landlord hereby leases and Tenant hereby rents from Landlord the easterly portion of the 26th floor shown hatched on the plan annexed hereto as Schedule A (the "demised premises") in the building (the "Building") constructed by Landlord on the land (the "Land") described in Schedule B annexed hereto (the Land and the Building being hereinafter referred to as the "Property"), for a term (the "Term") of ten (10) years commencing on the "Commencement Date" and ending on the "Expiration Date" (as said terms are defined in Article 2 hereof) unless the Term shall sooner cease and terminate as hereinafter provided. It is understood and agreed that the Building has no 13th floor.

            The parties hereby covenant and agree as follows:

                                    ARTICLE 1

                                      RENT

            1.01. Tenant agrees to pay to Landlord a fixed annual rent (the "fixed annual rent") at the annual rate of ONE HUNDRED FORTY-SEVEN THOUSAND EIGHT HUNDRED EIGHTY-NINE & 00/100 ($147,889.00) DOLLARS in equal monthly installments of TWELVE THOUSAND THREE HUNDRED TWENTY-FOUR & 08/100) ($12,324.08) DOLLARS each in advance on the first day of each calendar month during the Term, at the office of Landlord or such other place as Landlord may designate, without any setoff or deduction whatsoever, except such deductions as are specifically referred to in Articles 10 and 14 hereof. The first full month's installment of fixed annual rent and the Security Deposit described in Article 41 hereof shall be paid by Tenant to Landlord upon the execution of this Lease. Should the Commencement Date fall on any day other than the first day of a month, then the


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fixed annual rent for such month shall be prorated on a per diem basis, and
Tenant agrees to pay the amount thereof for such partial month on the Commencement Date.

            1.02. Tenant shall pay the fixed annual rent and all additional rent payable hereunder in lawful money of the United States by check (subject to collection) drawn to the order of Jones Lang Wootton - One Exchange, or such other party as Landlord may from time to time designate, on a bank which is a member of the New York Clearinghouse Association or a successor thereto. All sums, other than fixed annual rent, payable by Tenant hereunder shall be deemed additional rent and shall be payable on demand unless other payment dates are hereinafter provided. Landlord shall have the same right and remedies (including, without limitation, the right to commence a summary proceeding) for a default in the payment of additional rent as for a default in the payment of fixed annual rent notwithstanding the fact that Tenant may not then also be in default in the payment of fixed annual rent.

            1.03. If Tenant shall fail to pay when due any installment of fixed annual rent or any payment of additional rent for a period of 7 days after such installment or payment shall have become due, Tenant shall pay interest thereon at the Interest Rate (as such term is defined in Article 22 hereof), from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed additional rent. The provisions of this Section 1.03 are in addition to all other remedies available to Landlord for nonpayment of fixed annual rent or additional rent.

            1.04. If any of the fixed annual rent or additional rent payable under this Lease shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirement (as such term is defined in Article 22 hereof), Tenant shall enter into such agreement(s) and take such other legally permissible steps as Landlord may request to permit Landlord to collect the maximum rents which from time to time during the continuance of such Legal Requirement may be legally permissible and not in excess of the amounts reserved therefor under this Lease. Upon the termination of such Legal Requirement, (a) the rents hereunder shall be payable in the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such Legal Requirements less (ii) the rents paid by Tenant during the period such Legal Requirement was in effect.


                                       2
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                                    ARTICLE 2

                              COMMENCEMENT OF TERM

            2.01. (a) The "Commencement Date" of the Term shall be the earlier of (i) the date on which the demised premises are substantially ready for occupancy (as defined below), or (ii) the date Tenant or anyone claiming under or through Tenant first occupies the demised premises for the conduct of its business.

                  (b) The "Expiration Date" of the Term shall be the last day of the month in which the tenth anniversary of the Commencement Date occurs or such later date as shall be specified by Landlord pursuant to Section 2.06 below.

            2.02. The demised premises shall be completed and prepared for Tenant's occupancy as provided in Schedule C annexed hereto. The facilities, materials and work so to be furnished, installed and performed in the demised premises by Landlord at its expense are hereinafter and in Schedule C referred to as the "Building Standard Work." All other installations, materials and work which may be undertaken by Landlord for the account of Tenant to prepare, equip, decorate and furnish the demised premises for Tenant's occupancy shall be at Tenant's expense and are hereinafter and in Schedule C called "Tenant's Extra Work". Building Standard Work and Tenant's Extra Work are herein and in Schedule C collectively called "Landlord's Work." Any installations, materials and work undertaken by Tenant (in the circumstances herein permitted) to prepare, equip, decorate and furnish the demised premises for Tenant's occupancy shall be at Tenant's expense and are hereinafter and in Schedule C called "Tenant's Special Work".

            2.03. The demised premises shall be deemed substantially ready for occupancy when the Building Standard Work (or so much thereof as Tenant shall require) shall have been substantially completed and a Certificate of Occupancy (temporary or final) shall have been issued by the Department of Buildings of the City of New York permitting use of the demised premises for the purposes permitted by Article 5 hereof. The Building Standard Work (or so much thereof as Tenant shall require) shall be deemed to have been substantially completed notwithstanding that (i) minor or insubstantial details of construction, decoration or mechanical adjustment remain to be performed, provided the demised premises are accessible and reasonably useable and (ii) portions thereof are incomplete which under good


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construction scheduling practice should be done after still incomplete Tenant's
Extra Work or Tenant's Special Work. Landlord shall diligently complete all such portions of Building Standard Work as soon as reasonably practicable.

            2.04. Notwithstanding anything to the contrary contained in this Lease, the Commencement Date shall be deemed to have occurred on the date when the demised premises would have been, in Landlord good faith judgment, substantially ready for occupancy except for (i) Tenant's delay in complying with, or failure to comply with, the provisions of Schedule C hereof or (ii) any Tenant's Delay as defined in Schedule C hereof including, without limitation, any request by Tenant for Tenant's Extra Work, even though no Certificate of Occupancy (temporary or final) has been issued or the Building Standard Work being done for Tenant has not been commenced or completed.

            2.05. Landlord shall, in accordance with the foregoing, fix the Commencement Date and shall notify Tenant of the date so fixed. When the Commencement Date has so been determined, the parties shall within fifteen (15) days thereafter, at Landlord's request, execute a written agreement confirming such date as the Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date as fixed and determined by Landlord as aforesaid.

            2.06. Notwithstanding anything contained to the contrary in this Lease, Landlord at its option, upon written notice from Landlord to Tenant given within nine (9) months after the Commencement Date is fixed, may extend the Term as follows: (i) to a date occurring no later than one year beyond the date the Term would have expired absent the right to extend the Term pursuant to this
Section 2.06 and/or (ii) in the event of any Tenant's Delay for the number of days equal to the number of days of Tenant's Delay.

            2.07. Notwithstanding anything to the contrary in this Lease, Landlord shall not be entitled to collect nor shall Tenant be required to pay fixed annual rent for the period commencing on the Commencement Date and continuing for 59 days thereafter. All of the other terms, provisions and conditions contained in this Lease shall apply with full force and effect during said two-month period.


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                                    ARTICLE 3

                               ADJUSTMENTS OF RENT

            3.01. A. For purposes hereof, the following definitions shall apply:

                  (a) The term "Base Tax" shall mean the sum of $1,179,200.00.

                  (b) The term "Tax Year" shall mean each period of twelve months which includes any part of the Term which now or hereafter is or may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

                  (c) The term "Taxes" shall mean (i) all real estate taxes, assessments, governmental levies, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the Property and the sidewalks, plazas or streets adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent (other than any occupancy or rent tax payable by Tenant pursuant to Section 3.03), and levied against Landlord and/or the Property under the laws of the United States, the City or State of New York, or any political subdivision thereof, and (ii) any expenses incurred by Landlord, including payments to attorneys and appraisers, in contesting any of the items set forth in clause (i) of this sentence, or the assessed valuations of all or any part of the Property. If due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the Property, in addition to, or in substitution in whole or in part for any tax which would constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes."

                  (d) The term "Tenant's Tax Share" shall mean 1.36%.

                  (e) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year or Operating Year (as defined in


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Section 3.02 hereof), as the case may be, or for some portion thereof pursuant to this Article 3.

                  B. Tenant shall pay to Landlord as additional rent for each Tax Year a sum equal to Tenant's Tax Share of the amount by which the Taxes for such Tax Year exceed the Base Tax (hereinafter referred to as "Tenant's Tax Payment"). Landlord shall furnish the Tenant an annual Escalation Statement (subject to revision as hereinafter provided) for each Tax Year setting forth Tenant's Tax Payment for such Tax Year. Tenant's Tax Payment shall be due and payable as follows: two semi-annual installments, in advance, on the first day of each June and December of each calendar year. If an annual Escalation Statement is furnished to the Tenant after the commencement of the Tax Year to which it relates, then (a) until such Escalation Statement is rendered, Tenant shall pay Tenant's Tax Payment for such Tax Year in installments based upon the last Escalation Statement rendered to Tenant with respect to Taxes and (b) Tenant shall, within 20 days after such annual Escalation Statement is furnished to Tenant, pay to Landlord an amount equal to any underpayment of the installments of Tenant's Tax Payment theretofore paid by Tenant for such Tax Year and, in the event of an overpayment by Tenant, Landlord shall permit Tenant to credit against subsequent payments under this Section 3.01 the amount of such overpayment. If there shall he any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year to Tenant, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid or credited, as appropriate, in the same manner as provided in the preceding sentence. If during the Term, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee or ground lessor) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least 30 days prior to the date payments are due to the taxing authorities or the superior mortgagee or ground lessor. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.

                  C. If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall permit Tenant to credit against subsequent payments under this Section 3.01, Tenant's Tax Share of the refund, but not in excess of, Tenant's Tax Payment paid for such Tax Year.


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

            3.02. A. For purposes hereof the following definitions shall apply:

                  (a) The term "Expense Base Factor" shall mean $1,136,200.00.

                  (b) The term "Operating Year" shall mean each calendar year which includes any part of the Term.

                  (c) The terms "Tenant's Expense Share" shall mean 1.41%.

                  (d) The term "Expenses" shall mean the total of all the costs and expenses (and taxes thereon, if any) incurred by Landlord with respect to the operation and maintenance of the Property and the services provided to the tenants of the Building computed on an accrual basis including, without limitation, the costs and expenses with respect to: steam, gas and any other fuel or utilities; water rates and sewer rents; air conditioning for areas other than those leased to individual Tenants; ventilation and heating; electricity for areas other than those leased to individual Tenants as indicated by meter, or if there be no meter, as determined by Landlord's electrical consultant (as defined in Section 3.08 hereof); elevators and escalators; metal, elevator cab, lobby, plaza, sidewalk, curb and other public area maintenance and cleaning; interior and exterior landscaping and decoration; painting of non-tenant areas; window cleaning; building standard cleaning service supplied to tenants by Landlord; the purchase price or rental cost, as applicable, of all building and cleaning supplies, tools, materials, machinery and equipment; depreciation of hand tools and other movable equipment used in the operation or maintenance of the Property; fire, extended coverage, boiler and machinery, sprinkler apparatus, public liability and property damage, loss of rental, fidelity and plate glass insurance and any other insurance required by the holder of any mortgage or ground lease covering the Property or customarily carried with respect to buildings similar to the Building; wages, salaries, bonuses, disability benefits, hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or similar expense respecting employees of the Landlord up to and including the building manager; uniforms and working clothes for such employees and the cleaning and replacement thereof; expenses imposed on the Landlord pursuant to law or to any collective bargaining agreement with respect to such employees; workmen's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such


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employees; salaries of bookkeepers and accountants; professional and consulting fees, including legal and accounting fees; charges for independent contractors performing work included within the definition of Expenses; association fees or dues; telephone and stationery; guards, watchmen, and other security personnel services and/or systems; directory; building telephone; repairs, replacements and improvements which are necessary or appropriate for the continued operation of the Building as a first-class office building; and management fees for the management of the Building, or if no managing agent is employed by Landlord (i.e. Landlord performs such management services itself), a sum in lieu thereof which is not in excess of the then prevailing rates for management fees in the Borough of Manhattan for first-class office buildings similar to the building.

            The following costs and expenses shall be excluded or deducted, as appropriate, from the foregoing costs and expenses:

                        (i) the cost of electricity furnished to the demised premises and other space leased to tenants as measured by meters, or if there be no meters, as determined by Landlord's electrical consultant;

                        (ii) leasing commissions;

                        (iii) salaries for Landlord's executives above the grade of building manager;

                        (iv) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Expenses hereunder;

                        (v) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent to which Landlord is compensated therefor through proceeds of insurance or condemnation award;

                        (vi) advertising and promotional expenditures other than for prospective employees of the Landlord (which expenditures shall be included within the definition of Expenses);

                        (vii) Taxes;

                        (viii) costs for performing Landlord's Work for any individual Tenant or for performing work or


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furnishing services to or for individual tenants at such tenant's expense; and

                        (ix) expenditures for capital improvements except those which under generally applied real estate practice are expensed or regarded as deferred expenses and except for capital expenditures required by law, in either of which cases the cost thereof shall be included in Expenses for the Operating Year in which the costs are incurred and subsequent Operating Years, on a straight line basis, to the extent that such items are amortized over an appropriate period, but not more than ten years, with interest at the Interest Rate.

            If Landlord shall purchase any item of capital equipment or make any capital expenditures designed to result in savings or reductions in Expenses, then the costs for same shall be included in Expenses. The costs of capital equipment or capital expenditures are so to be included in Expenses for the Operating Year in which the costs are incurred and subsequent Operating Years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with interest at the Interest Rate. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the Operating Year in which they were incurred.

            If during all or part of any Operating Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Expense hereunder) to portions of the Building, due to the fact that construction of the Building is not completed, or such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, then, for the purpose of computing the additional rent payable hereunder, the amount of the Expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building.

                  B. If the Expenses for any Operating Year exceed the Expense Base Factor, Tenant shall pay to Landlord


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as additional rent for such Operating Year an amount equal to Tenant's Expense
Share of the excess of the Expenses for such Operating Year over the Expense Base Factor (hereinafter referred to as "Tenant's Expense Payment").

                  C. Landlord shall furnish to Tenant for each Operating Year an Escalation Statement (subject to revision as hereinafter provided) setting forth Landlord's estimate of Tenant's Expense Payment for such Operating Year. Tenant shall pay to Landlord on the first day of each month during such Operating Year an amount equal to one-twelfth (1/12) of Landlord's estimate of Tenant's Expense Payment for such Operating Year. If Landlord shall furnish such estimate for an Operating Year after the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Paragraph C for the last month of the preceding Operating Year; (b) Landlord shall notify Tenant in the Escalation Statement containing such estimate whether the installments of Tenant's Expense Payment previously paid for such Operating Year were more or less than the installments which should have been paid for such Operating Year pursuant to such estimate and (i) if there shall be an underpayment, Tenant shall pay the amount thereof within ten days after being furnished with such Escalation Statement or (ii) if there shall be an overpayment, Tenant shall be entitled to a credit in the amount thereof against subsequent payments under this Section 3.02; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter for the balance of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of Tenant's Expense Payment as shown on such estimate. Landlord may at any time and from time to time (but not more often than three times in any Operating Year) furnish to Tenant an Escalation Statement setting forth Landlord's revised estimate of Tenant's Expense Payment for a particular Operating Year and Tenant's Expense Payment for such Operating Year shall be adjusted and paid or credited, as applicable, in the same manner as provided in the preceding sentence.

                  D. After the end of each Operating Year Landlord shall submit to Tenant an annual Escalation Statement prepared by Landlord setting forth the Expenses for the preceding Operating Year and the balance of Tenant's Expense Payment, if any, due to Landlord from Tenant for such Operating Year. If such annual Escalation Statement shall show that the sums paid by Tenant under subparagraph 3.02(C) above exceeded Tenant's Expense Payment for such


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Operating Year, Tenant shall be entitled to a credit in the amount of such excess against subsequent payments under this Section 3.02. If such annual Escalation Statement shall show that the sums so paid by Tenant were less than Tenant's Expense Payment for such Operating Year, Tenant shall pay the amount of such deficiency to the Landlord within ten days after being furnished with such annual Escalation Statement.

                  E. The annual Escalation Statements with respect to Expenses to be furnished by Landlord as provided above shall be in reasonable detail and shall be certified by Landlord or by an independent firm of certified public accountants. Landlord may use operating cost allocations and estimates if such allocations or estimates are required for this Section 3.02.

            3.03. Tenant shall pay to Landlord upon demand, as additional rent, any occupancy tax or rent tax now in effect or hereafter enacted, which Landlord is now or hereafter is required to pay with respect to the demised premises or this Lease.

            3.04. If the Commencement Date shall be other than the first day of a Tax Year or an Operating Year or if the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year or an Operating Year, then Tenant's Tax Payment and/or Tenant's Expense Payment for such partial year shall be equitably adjusted taking into consideration the portion of such Tax Year or Operating Year falling within the Term. Landlord shall, as soon as reasonably practicable, cause an Escalation Statement with respect to Taxes for the Tax Year and/or Expenses for the Operating Year in which the Term expires to be prepared and furnished to Tenant. Such Escalation Statement shall be prepared as of the expiration date of the Term if such date is December 31, and if not, as of the first to occur of June 30 or December 31 after the expiration date of the Term. Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing and notwithstanding anything to the contrary contained herein in the event any amount shall be due and owing from Landlord to Tenant upon the expiration of or termination of the Term (other than by reason of Tenant's default), such amount shall be refunded rather than credited against any further rent obligations hereunder simultaneously with the rendering of the final Escalation Statement.

            3.05. In no event shall the fixed annual rent ever be reduced by operation of this Article 3. The rights and obligations of Landlord and Tenant under the provisions


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of this Article 3 shall survive the termination of this Lease, and payments shall be made pursuant to this Article 3 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration or other termination of the Term.

            3.06. Landlord's failure to render an Escalation Statement with respect to any Tax Year or Operating Year shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year.

            3.07. Each Escalation Statement shall be conclusive and binding upon Tenant unless within 10 days after receipt of such Escalation Statement Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement, specifying the particular respects in which such Escalation Statement is claimed to be incorrect. Any dispute relating to any Escalation Statement, not resolved within 30 days after the giving of such notice by Tenant, may be submitted to arbitration by either party pursuant to Article 37 hereof. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the Escalation Statement that Tenant is disputing, without prejudice to Tenant's position.

            3.08. Any determinations with respect to charges for electricity on floors occupied by more than one tenant or otherwise which must be made pursuant to the terms of this Lease shall be made by a reputable, independent electrical consultant selected by Landlord (Landlord's "electrical consultant"). Any determination made by Landlord's electrical consultant pursuant to or in connection with this Lease shall be binding and conclusive on Landlord and on Tenant.

                                    ARTICLE 4

                                   ELECTRICITY

            4.01. Landlord agrees that prior to the Commencement Date risers, feeders and wiring will be installed in the Building by Landlord to furnish electrical service to the demised premises in accordance with the provisions of the Work Agreement annexed hereto as Schedule C. After the Commencement Date any additional risers, feeders or other equipment or service proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord at the sole cost and expense of Tenant, if in Landlord's sole judgment the same are necessary and will not cause permanent damage or injury to the Building or the demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.

            4.02. Tenant covenants and agrees to pay directly to the utility company supplying electricity to the demised premises the amounts due for electric current consumed by Tenant as indicated by meters measuring Tenant's consumption thereof.

            4.03. If one meter measures the consumption of electric current by Tenant and another lessee of space in the Building (i.e., more than one tenant on a floor), or if there is no meter measuring Tenant's consumption of electric current for any purpose, including without limitation, air conditioning, ventilating and heating, Tenant agrees to pay to Landlord or Landlord's designated agent charges for electric current consumed by Tenant as determined by Landlord's electric consultant in accordance with Section 3.08 above. Bills therefor, at the rate charged to Landlord for such electric current, plus the amount of sales tax imposed thereon by any Governmental Authority, plus 5% of the total amount thereof for administration and processing, shall be rendered at such times as Landlord may elect based upon estimates of Landlord's electric consultant which may be made from time to time as Landlord deems necessary. In the event that such bills are not paid within five (5) days after the same are rendered, Landlord may, without further notice, discontinue the service of electric current to the demised premises without releasing Tenant from any liability under this Lease and without Landlord or Landlord's agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service. Tenant shall permit Landlord's electrical consultant to make surveys in the demised premises from time to time during normal business hours regarding the electrical equipment and fixtures and the use of electric current therein. With respect to the electric current used to run the air conditioning on Tenant's floor during normal business hours, Landlord shall charge Tenant its proportionate share of such charge plus sales tax and the administrative fees referred to above based upon the proportion which the demised premises bears to the rentable square footage on the entire floor (i.e. 3,997/9,000).

            4.04. Tenant's use of electric current in the demised premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises. Tenant shall not make or perform or permit the making or performing of, any alterations to wiring, installations or other electrical facilities in or serving the demised premises without the prior consent of Landlord in each instance. Should Landlord grant any such consent, all additional risers or other equipment required therefor shall be installed by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand.

            4.05. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the demised premises by reason of any requirement, act or omission of the public utility providing the Building with electricity or for any other reason whatsoever.

            4.06. If Tenant pays for electric current consumed pursuant to
Section 4.03, Landlord reserves the rights to discontinue furnishing electric energy to Tenant at any time upon sixty (60) days' written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the demised premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load. Landlord shall not be obligated to pay any part of the cost incurred in Tenant obtaining direct electric service.

            4.07. Tenant covenants and agrees that at no time will the connected electrical load in the demised premises exceed 4 1/2 watts per square foot.

                                    ARTICLE 5

                                       USE

            5.01. The demised premises shall be used solely as and for executive and general offices, and for no other purpose.

            5.02. Tenant shall not use or permit the use of the demised premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the Certificate of Occupancy for the demised premises or the Building, and Tenant shall not permit the demised premises or any part thereof to be used in any manner or anything to be done, brought into or kept therein which, in Landlord's judgment shall, or tend to, impair or interfere with (i) the character, reputation or appearance of the Building as a high quality office building, (ii) any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the demised premises, or (iii) the use of any of the other areas of the Building by, or occasional discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building. Tenant shall not install any electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance or which might overload the risers or feeders servicing the demised premises or other portions of the Building.

                                    ARTICLE 6

                          ALTERATIONS AND INSTALLATIONS

            6.01. Tenant shall make no alterations, installations, additions or improvements in or to the demised premises without Landlord's prior written consent and then only by contractors or mechanics first selected by Tenant and approved by Landlord; such approval not to be unreasonably withheld or delayed; provided, however, that with respect to any work affecting the electrical, plumbing, mechanical or HVAC systems in the Building, Tenant will use only those contractors designated by Landlord. All such work, alterations, installations, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate.

            Tenant's Extra Work and future work in the demised premises shall be done solely in accordance with plans and specifications first approved in writing by Landlord. Tenant shall reimburse Landlord promptly upon demand for any costs and expenses incurred by Landlord in connection with Landlord's review of such Tenant's plans and specifications. Landlord will not unreasonably withhold or delay its consent to requests for nonstructural alterations, additions and improvements (provided they will not interfere with Landlord's Work or the operation of the Building nor affect the outside of the Building nor adversely affect its structure, or its electrical, HVAC, plumbing or mechanical systems).

            Any such approved alterations and improvements shall be performed in accordance with the foregoing and the following provisions of this Article 6:

                  1. All work shall be done in a good and workmanlike manner.

                  2. (a) Any contractor employed by Tenant to perform any work permitted by this Lease, and all of its subcontractors shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or cause disharmony with other workers employed at the Building. Tenant will inform Landlord in writing of the names of any contractor or subcontractors Tenant proposes to use in the demised premises at least ten (10) days prior to the beginning of work by such contractor or subcontractors.

                        (b) Tenant covenants and agrees to pay to the
            contractor, as the work progresses, the entire cost of supplying the materials and performing the work shown on Tenant's approved plans and specifications.

                  3. All such alterations shall be performed in compliance with all Legal Requirements (as defined in Article 22 hereof) including, without limitation, those imposed by the New York City Building Department, the New York City Fire Department and O.S.H.A.

                  4. Tenant shall keep the Building and the demised premises free and clear of all liens for
            any work or material claimed to have been furnished to Tenant or to the demised premises on Tenant's behalf, and all work to be performed by Tenant shall be done in a manner which will not unreasonably interfere with or disturb other tenants or occupants of the Building.

                  5. During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord who shall be permitted access and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct such an inspection.

                  6. With respect to alteration or improvement work costing more than $25,000 (other than Tenant's Extra Work), Tenant agrees to pay to Landlord's managing agent, as additional rent, promptly upon being billed therefor, a sum equal to five (5%) percent of the cost of such work or alteration, for Landlord's indirect costs, field inspection and coordination in connection with such work. However, such payment shall not be required of Tenant with respect to Tenant Finish Work.

                  7. Prior to commencement of any work, Tenant shall furnish to
            Landlord certificates evidencing the existence of:

                        (a) workmen's compensation insurance covering all
                  persons employed for such work with statutorily required limits; and

                        (b) Employer's liability coverage including bodily
                  injury caused by disease with limits of not less than $100,000 per employee;

                        (c) Comprehensive general liability insurance including
                  but not limited to completed operations coverage, products liability coverage, contractural coverage, broad form property damage, independent contractor's coverage and personal injury coverage naming (i) Landlord as well as such representatives and consultants of Landlord as Landlord shall reasonably specify (collectively "Landlord's Consultants"), including, but not limited to, as of the date hereof Jones Lang Wootton, Baro Partners, Exchange Plaza Partners and George A. Fuller Company, as well as Tenant, as additional insureds, with coverage of not less than $3,000,000 combined single limit coverage (or such higher limits as Landlord may from time to time impose in its reasonable judgment);

                        (d) Tenant shall require all contractors engaged or
                  employed by the Tenant to indemnify and hold Tenant, Landlord, and Landlord's Consultants, including but not limited to, as of the date hereof Jones Lang Wootton, Baro Partners, Exchange Plaza Partners and George A. Fuller Company, harmless in accordance with the following clauses (with such modifications therein as may be required from time to time by reason of a change in the parties constituting Landlord's Consultants):

                  "The contractor hereby agrees to the fullest extent permitted by law to assume the entire responsibility and liability for and defense of and to pay and indemnify the Landlord, Tenant, Jones Lang Wootton, Baro Partners, Exchange Plaza Partners and George A. Fuller Company against any loss, cost, expense, liability or damage and will hold each of them harmless from and pay any loss, cost, expense, liability or damage (including, without limitation, judgments, attorney's fees, court costs, and the cost of appellate proceedings), which the Landlord and/or Tenant and/or Jones Lang Wootton and/or Baro Partners and/or Exchange Plaza Partners and/or George A. Fuller Company incurs because of injury to or death of any person or on account of damage to property, including loss of use thereof, or any other claim arising out of, in connection with, or as a consequence of the performance of the work by the contractor and/or any acts or omissions of the contractor or any of its officers, directors, employees, agents sub-contractors or anyone directly or indirectly employed by the contractor or anyone for whose acts the contractor may be liable as it relates to the scope of this Contract, whether such injuries to person or damage to property are due or claimed to be due to any negligence of the Landlord and/or Tenant and/or Jones Lang Wootton and/or George A. Fuller Company and/or Baro Partners and/or Exchange Plaza Partners, its or their employees or agents or any other person."

                  The contractor's insurance shall specifically insure the foregoing hold harmless provision verbatim.

                        (e) Such insurance shall be placed with solvent and
                  responsible companies reasonably satisfactory to the Landlord and licensed or authorized to do business in the State of New York, and the policies shall provide that they may not be cancelled without 30 days' prior notice in writing to the Landlord.

                  8. Movement of all men and materials shall only be done at the direction, the times and in the manner designated by Landlord.

            6.02. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the demised premises. Any mechanic's lien, filed against the demised premises or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant shall be discharged by Tenant at its expense within fifteen (15) days after notice of such filing, by payment, filing of the bond required by law or otherwise. Failure to comply with the provisions of this
Section 6.02 shall constitute a material default by Tenant under this Lease entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

            6.03. All alterations, installations, additions and improvements made and installed by Landlord, at its expense, including without limitation all work referred to in Article 2 hereof and in Exhibit C hereto, other than Tenant's Extra Work, shall be the property of Landlord and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the Term.

            6.04. All alterations, installations, additions and improvements made and installed by Tenant, or at Tenant's expense, upon or in the demised premises which are of a permanent nature and which cannot be removed without damage to the demised premises or Building including, without limitation, Tenant's Extra Work, shall become the property of Landlord, and shall remain upon and be surrendered with the demised premises as a part thereof at the end of the Term (and shall not be removed prior thereto without Landlord's written consent), except that Landlord shall have the right at any time up to six months prior to the expiration of the Term to serve notice upon Tenant that any of such alterations, installations, additions and improvements shall be removed and, in the event of service of such notice, Tenant will, at Tenant's own cost and expense, remove the same in accordance with such request, and restore the demised premises to its original condition, ordinary wear and tear and casualty excepted. Notwithstanding the foregoing, if upon submitting any plans relating to alterations, installations, additions and improvements, Tenant shall indicate thereon that, in accordance with this paragraph 6.04, Landlord must designate in writing such portions of the alterations, installations, additions and improvements as Landlord may desire to have Tenant remove at the expiration of the Term as above provided, then unless Landlord shall, on or before the date that such plans are approved by Landlord, specify those items which it may desire to have Tenant remove, Landlord shall have no right to cause Tenant to remove same.

            6.05. Where furnished by or at the expense of Tenant all furniture, furnishings and trade fixtures, including without limitation, murals, business machines and equipment, counters, screens, grille work, special panelled doors, cages, partitions, metal railings, closets, panelling, free standing lighting fixtures and equipment, drinking fountains, refrigeration and air handling equipment, and any other moveable property shall remain the property of Tenant which may at its option remove all or any part thereof at any time prior to the expiration of the Term. In case Tenant shall decide not to remove any part of such property, Tenant shall notify Landlord in writing not less than three (3) months prior to the expiration of the Term, specifying the items of property which it has decided not to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of the said property, Tenant shall at its expense remove the same. As to such property which Landlord does not request Tenant to remove, the same shall be, if left by Tenant, deemed abandoned by Tenant and thereupon the same shall become the property of Landlord.

            6.06. If any alterations, installations, additions, improvements or other property which Tenant shall have the right to remove or be requested by Landlord to remove as provided in Sections 6.04 and 6.05 hereof (herein in this Section 6.06 called the "property") are not removed on or prior to the expiration of the Term, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the demised premises or the Building resulting from the removal of the property Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. This obligation shall survive any termination of this Lease.

            6.07. Tenant shall keep records of Tenant's alterations, installations, additions and improvements costing in excess of $25,000, and of the cost thereof. Tenant shall, within 45 days after demand by Landlord, furnish to Landlord copies of such records if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to Article 14 hereof.

                                    ARTICLE 7

                                     REPAIRS

            7.01. Tenant shall, at its sole cost and expense, make such repairs to the demised premises and the fixtures and appurtenances therein as are necessitated by the act, omission, occupancy or negligence of Tenant or by the use of the demised premises in a manner contrary to the purposes for which same are leased to Tenant, as and when needed to preserve them in good working order and condition. Except as otherwise provided in Section 9.05 hereof, all damage or injury to the demised premises and to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense, which repairs, restorations and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs, restoration or replacements, same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within 10 days after rendition of a bill therefor.

            The exterior walls of the Building, the portions of any window sills outside the windows and the windows are not part of the premises demised by this Lease and Landlord reserves all rights to such parts of the Building.

            7.02. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. The floor of the demised premises will carry 50 pounds live load per square foot of floor space and 12 pounds for partitions per square foot of floor space.

            7.03. Business machines and mechanical equipment used by Tenant which cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. The parties hereto recognize that the operation of elevators, air conditioning and heating equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and demised premises. Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary in current good building practice for buildings of the same type as the Building.

            7.04. Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the demised premises or in or to fixtures, appurtenances or equipment thereof. Landlord shall exercise reasonable diligence so as to minimize any interference with Tenant's business operations, but shall not be required to perform the same on an overtime or premium pay basis.

                                    ARTICLE 8

                               REQUIREMENTS OF LAW

            8.01. Tenant shall comply with all Legal Requirements which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises, or the use or occupation thereof.

            8.02. Notwithstanding the provisions of Section 8.01 hereof, Tenant, at its own cost and expense, in its name and/or (whenever necessary) Landlord's name, may contest, in any manner permitted by law (including appeals to a court, or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any Legal Requirements with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith provided that:

                        (a) such non-compliance shall not subject Landlord to criminal prosecution or subject the Property to lien or sale;

                        (b) such non-compliance shall not be in violation of any mortgage, or of any ground or underlying lease or any mortgage thereon;

                        (c) Tenant shall first deliver to Landlord a surety bond issued by a surety company of recognized responsibility, or other security satisfactory to Landlord, indemnifying and protecting Landlord against any loss or injury by reason of such non-compliance; and

                        (d) Tenant shall promptly, diligently and continuously prosecute such contest.

            Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall reasonably be satisfied that the facts set forth in any such documents or pleadings are accurate.

                                   ARTICLE 9

                    INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

            9.01. Tenant shall not do or permit to be done any act or thing upon or about the demised premises, which will invalidate or be in conflict with New York standard fire insurance policies covering the Building, and fixtures and property therein, or which would increase the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant shall neither do nor permit to be done any act or thing upon the demised premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the demised premises; but nothing in this
Section 9.01 shall prevent Tenant's use of the demised premises for the purposes stated in Article 5 hereof.

            9.02. If, as a result of any act or omission by Tenant or violation of this Lease, the rate of fire insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's fire insurance premiums so caused; such reimbursement to be additional rent payable within 5 days after demand therefor by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or demised premises issued by the body making fire insurance rates for the demised premises, shall be presumptive evidence of the facts stated therein including the items and charges taken into consideration in fixing the fire insurance rate then applicable to the demised premises.

            9.03. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless any of the foregoing shall be caused by or due to the negligence of Landlord, its agents, servants or employees.

            9.04. Landlord or its agents shall not be liable for any damage which Tenant may sustain, if at any time any window of the demised premises is broken, or temporarily or permanently closed, darkened or bricked upon for any reason whatsoever, except only Landlord's arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction or constructive eviction.

            9.05. Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord, by reason of any breach, violation or non-performance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant, or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants or employees, in the use or occupancy of the demised premises. Subject to compliance with the provisions of Section 8.02 hereof, where applicable, Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 9.05, Tenant would be obligated to reimburse Landlord for expenses, damages or fines incurred or suffered by Landlord.

            9.06. Tenant shall give Landlord notice in case of fire or accidents in the demised premises promptly after Tenant is aware of such event.

            9.07. Tenant agrees to look solely to Landlord's interest in the Property, or the lease of the Building or of the Property, and the demised premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the demised premises, or any other liability of Landlord to Tenant.

            9.08. (a) Landlord agrees that it will, at its sole cost and expense, include in its fire insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

                        (b) Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that it will, at its sole cost and expense, include in its property insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Landlord and any tenant of space in the Building with respect to losses payable under such policies and (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. Tenant shall furnish Landlord upon demand evidence satisfactory to Landlord evidencing the inclusion of said clauses in Tenant's property insurance policies.

                        (c) Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in this
Section 9.08(b) for loss or damage to, Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

            9.09. Tenant covenants and agrees to provide at its expense on or before the Commencement Date and to keep in force during the Term naming Landlord and Tenant as insured parties a comprehensive general liability insurance policy including, without limitation, blanket contractual liability coverage, broad form property damage, independent contractor's coverage and personal injury coverage protecting Landlord and Tenant against any liability whatsoever, occasioned by any occurrence on or about the demised premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies licensed to do business in the State of New York satisfactory to Landlord, and shall be in such limits as

Landlord may reasonably require. As of the date of this Lease Landlord reasonably requires limits of liability thereunder of not less than $3,000,000 per occurrence for bodily or personal injury (including death) and in the amount of $1,000,000 per occurrence in respect of property damage. Such insurance may be carried under a blanket policy covering the demised premises and other locations of Tenant, if any, provided that each such policy shall in all respects, comply with this Article and shall specify that the portion of the total coverage of such policy that is allocated to the demised premises is in the amounts required pursuant to this Section 9.09. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least 15 days prior to the effective date of any such policy, Tenant agrees to deliver to Landlord a duplicate original of the aforesaid policy and a certificate evidencing such insurance. Said certificate shall contain an endorsement that such insurance may not be cancelled except upon 30 days' prior notice to Landlord. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default. Notwithstanding anything to the contrary contained in this Lease, the carrying of insurance by Tenant in compliance with this Section shall not modify, reduce, limit or impair Tenant's obligations and liability under
Article 38 hereof.

                                   ARTICLE 10

                          DAMAGE BY FIRE OR OTHER CAUSE

            10.01. If the Building or the demised premises shall be partially or totally damaged or destroyed by fire or other cause (and if this Lease shall not have been terminated as in this Article 10 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the demised premises, at its expense with reasonable dispatch after notice to it of the damage or destruction.

            10.02. If the Building or the demised premises shall be damaged or destroyed by fire or other cause, then unless such fire or damage shall have resulted from the negligence of Tenant or its officers, contractors, licensees, agents, employees, guests, invitees or visitors, the rents payable hereunder shall be abated to the extent that the demised premises shall have been rendered untenantable for the period from the date of such damage or destruction to the date the damage shall be repaired or restored; provided, however, that should Tenant reoccupy a portion of the demised premises during the period the restoration work is taking place and prior to the date that the whole of said demised premises are made tenantable, fixed annual rent and additional rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

            10.03. If the Building shall be so damaged or destroyed by fire or other cause (whether or not the demised premises are damaged or destroyed) as to require a reasonably estimated expenditure made by Landlord or a reputable contractor designated by Landlord of more than 30% of the full insurable value of the Building immediately prior to the casualty, then Landlord may terminate this Lease by giving Tenant notice to such effect within 120 days after the date of the casualty. In case of any damage or destruction mentioned in this Article 10 which Landlord is required to repair and restore, Tenant may terminate this Lease by notice to Landlord if Landlord has not completed the making of the required repairs and restorations within 12 months after the date of such damage or destruction, or within such period after such date (not exceeding 6 months) as shall equal the aggregate period Landlord may have been delayed in doing so by Force Majeure Causes (as defined in Article 34 hereof).

            10.04. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the demised premises or of the Building pursuant to this Article 10.

            10.05. Notwithstanding any of the foregoing provisions of this
Article 10, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the demised premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of uncollected insurance proceeds.

            10.06. Landlord will not carry separate insurance of any kind on Tenant's property (including, without limitation, any property of the Tenant which shall become the property of Landlord as provided in Article 6 hereof), and, except as provided by law, Landlord shall not be obligated to repair any damage thereto or replace or clean the same, or any other decorations, installations, equipment or fixtures installed by or for Tenant at Tenant's expense. Tenant shall maintain such fire and casualty insurance as it deems advisable.

            10.07. The provisions of this Article 10 shall be considered an express agreement governing any case of damage or destruction of the demised premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                   ARTICLE 11

                    ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

            11.01. Except as otherwise expressly provided in this Article 11, Tenant shall not without, in each instance, obtaining the prior consent of Landlord, (a) assign or otherwise transfer this Lease or the term and estate hereby granted, (b) sublet all or part of the demised premises or allow the same to be used or occupied by others or in violation of Article 5, (c) mortgage, pledge or encumber this Lease or all or part of the demised premises in any manner by reason of any act or omission on the part of Tenant, or (d) advertise, or authorize a broker to advertise, for a subtenant for all or part of the demised premises or for an assignee of this Lease. For purposes of this Article 11, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant, or the transfer of a majority of the total interest in any other entity (partnership or otherwise) which is a tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, (ii) a takeover agreement shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this

Article 11, and (iv) a modification, amendment or extension without Landlord's prior written consent of a sublease previously consented to by Landlord shall be deemed a new sublease. Tenant agrees to furnish to Landlord upon demand at any time and from time to time such information and assurances as Landlord may reasonably request that neither Tenant, nor any subtenant, shall have violated the provisions of this Section 11.01.

            11.02. The provisions of clauses (a) and (b) of Section 11.01 hereof shall not apply to transactions entered into by Tenant with a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred, provided (a) such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (b) the assignee or successor entity has a net worth at least equal to or in excess of the net worth of Tenant either (i) immediately prior to such merger, consolidation or transfer or (ii) as of the date hereof, whichever is greater.

            11.03. Any assignment or transfer, whether made with Landlord's consent as required by Section 11.01 or without Landlord's consent pursuant to
Section 11.02, shall not be effective unless and until (a) the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall (i) assume the obligations and performance of this Lease and agree to be personally bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed on and after the effective date of any such assignment and (ii) agree that the provisions of this
Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in the future, and (b) in the case of an assignment or transfer pursuant to Section 11.02 Tenant or its successor shall have delivered to Landlord financial statements certified by a reputable firm of certified public accountants evidencing satisfaction of the net worth requirements referred to in
Section 11.02. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed annual rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily and jointly and severally liable for the payment of the fixed annual rent and all additional rent due and to become due under this Lease and for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed.

            11.04. The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage, or otherwise, extending the time of, or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue liable hereunder. If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this
Section 11.04 of the tenant named in the Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made.

            11.05. Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a subletting of the whole or a part of the demised premises for substantially the remainder of the term of this Lease, provided:

                        (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of the Letter of Intent (as defined in Section 11.06 below);

                        (b) The proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

                        (c) The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the demised premises are, in Landlord's reasonable judgment, in keeping with the standards of the Building and the floor or floors on which the demised premises are located;

                        (d) The proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the 12 months immediately preceding Tenant's request for Landlord's consent;

                        (e) All costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the demised premises shall, subject to the provisions of Article 6 with respect to alterations, installations, additions or improvements, be borne by Tenant;

                        (f) Each assignment or sublease shall specifically state that (i) it is subject to all of the terms, covenants, agreements, provisions, and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to further assign or sublet all or part of the demised premises or to allow same to be used by others, without the consent of Landlord in each instance, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignment had not been made, (iv) if Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the demised premises and to apply the net amounts collected to the fixed annual rent and additional rent due hereunder, (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the demised premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant, and (vi) the subtenant shall be required to pay its proportionate share of Tenant's Tax Payment and Tenant's Expense Payment;

                        (g) Tenant shall together with requesting Landlord's consent hereunder, have paid Landlord any costs incurred by Landlord to review the requested consent including any attorney's fees incurred by Landlord;

                        (h) The proposed subtenant or assignee is not (i) a bank or trust company, safe deposit business, savings and loan association or loan company; (ii) employment or recruitment agency; (iii) school, college, university or educational institution whether or not for profit; or (iv) a government or any subdivision or agency thereof;

                        (i) In the case of a subletting of a portion of the demised premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes;

                        (j) Intentionally omitted.

                        (k) The subletting or assignment shall not be at a lower rental rate than that being obtained by Landlord at the time for similar space then available in the Building; and

                        (l) Tenant shall have complied with the provisions of said Section 11.06 and Landlord shall not have made any of the elections provided for therein.

            11.06. (a) Should Tenant be willing to agree to assign this Lease or to sublet all or any portion of the demised premises (other than by an assignment or sublease permitted by Section 11.02 hereof), Tenant shall, deliver to Landlord executed counterparts of a letter of intent (the "Letter of Intent") between Tenant and the proposed assignee or sublessee (who shall be a bona fide third-party), as applicable, setting forth the material terms of the proposed assignment or subletting, including, without limitation, (i) the price per square foot, (ii) any work being performed by Tenant for such proposed subtenant or assignee, (iii) any contribution to the cost of any work being performed by such subtenant or assignee being made by Tenant, (iv) any rent concessions, and
(v) any lease takeover obligations. Simultaneously with delivering of the Letter of Intent, Tenant will deliver to Landlord the information required by Section
11.05 hereof, and Landlord shall then have the right to elect by notice to Tenant given within 30 days after such delivery (x) to consent or refuse to consent to such proposed assignment or sublease in accordance with the terms of this Lease or (y) to elect to:

                  A. With respect to a proposed assignment of this Lease, terminate this Lease by giving written notice of such termination to Tenant as of the Effective Date (as hereinafter defined) specified in such notice as if it were the Expiration Date set forth herein;

                  B. With respect to a proposed subletting of the entire demised premises, terminate this Lease by giving written notice of such termination to Tenant as of the Effective Date specified in such notice as if it were the Expiration Date set forth herein; and

                  C. With respect to a proposed subletting of less than the entire demised premises, terminate this Lease by giving written notice of such termination to Tenant with respect to such portion of the demised premises as of the Effective Date specified in such notice as if it were the Expiration Date set forth herein in which case Tenant shall promptly execute and deliver to Landlord an appropriate modification of this Lease in form reasonably satisfactory to Landlord.

For purposes hereof, the "Effective Date" shall mean the date set forth in Landlord's notice of termination as the date upon which such termination shall become effective, which date shall not be less than sixty (60) days nor more than one hundred and fifty (150) days after such notice is given. If Landlord does not exercise its option to terminate this Lease as to all or a portion of the demised premises as above provided in this Section 11.06, Tenant shall have the right to negotiate and enter into an assignment or sublease subject to all of the other terms, provisions and conditions of this Lease (other than Landlord's termination right under this Section 11.06) for a period of one hundred and eighty (180) days after the expiration of said 30-day period on the terms and conditions set forth in the Letter of Intent. If no such assignment or sublease is executed and exchanged within such 180-day period, or if the terms and conditions set forth in the Letter of Intent are changed in any material respect, Tenant must once again comply with the provisions of Section 11.06 with respect to such proposed assignment or subletting.

                        (b) If pursuant to the exercise of any of Landlord's options under this Section 11.06, this Lease is terminated as to only a portion of the demised premises, then the fixed annual rent payable hereunder and the additional rent payable pursuant to Article 3 hereof shall be adjusted in proportion to the portion of the demised premises affected by such termination.

                        (c) If the Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent 50% of the following amounts:

                        (i) in the case of an assignment, an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns); and

                        (ii) in the case of a sublease, any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or furnishings other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns). The sums payable under this Section 11.06(c) shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant.

                        (d) If Landlord exercises any of its options under this
Section 11.06, Landlord shall be free to, and shall have no liability to Tenant if Landlord shall, lease the demised premises or any portion thereof with respect to which one of such options exercised, to Tenant's proposed assignee or subtenant, as the case may be.

                                   ARTICLE 12

                            CERTIFICATE OF OCCUPANCY

            12.01. Landlord represents that the Certificate of Occupancy for the Building will permit the use of the demised premises for the purposes specified in this Lease. Landlord will make no changes in the Building which would result in a change in the Certificate of Occupancy so as to prevent Tenant from using the demised premises for the purposes specified in this Lease.

                                   ARTICLE 13

                          ADJACENT EXCAVATION - SHORING

            13.01. If an excavation or other substructure work shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building of which the demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                                   ARTICLE 14

                                  CONDEMNATION

            14.01. In the event that the whole of the demised premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the demised premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed annual rent under Article 1 hereof and additional rents under Article 3 hereof shall be abated proportionately according to the reduction in the rentable area of the demised premises resulting from such condemnation or taking. In the event that only a part of the Building shall be so condemned or taken, then (a) Landlord (whether or not the demised premises be affected) may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within 60 days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of a substantial part of the demised premises (25% or more) or of a substantial part of the means of access thereto, Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within 30 days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed annual rent payable under
Article 1 and additional rents payable under Article 3 shall be abated to the extent hereinbefore provided in this Article 14.

            14.02. In the event of termination of this Lease in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the fixed annual rent and additional rents payable hereunder shall be apportioned as of such date.

            14.03. In the event of any condemnation or taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant. Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and agrees that it shall not be entitled to receive any part of such award.

            14.04. In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the demised premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and demised premises.

            14.05. In the event any part of the demised premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 14, then, (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the fixed annual rent hereunder shall be reduced and additional rents under Article 3 shall be adjusted in the same manner as is provided in Section
14.01 according to the reduction in rentable area of the demised premises resulting from such taking.

                                   ARTICLE 15

                       ACCESS TO DEMISED PREMISES; CHANGES

            15.01. Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the demised premises, provided the same are installed adjacent to or concealed behind walls and ceilings of the demised premises. Landlord shall to the extent practicable install such pipes, ducts and conduits by such methods and at such locations as will not materially interfere with or impair Tenant's layout or use of the demised premises. Landlord or its agents or designees shall have the right, but only upon notice to Tenant or any authorized employee of Tenant at the demised premises, to enter the demised premises, during business hours, (a) for the making of such repairs or alterations as Landlord may deem necessary for the Building or which Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building and (b) for the purpose of inspecting them or exhibiting them to existing or prospective purchasers, mortgagees or lessees of all or part of the Land, Building or Property or to prospective assignees, agents or designees of any such parties. Landlord shall be allowed to take all material into and upon the demised premises that may be required for the repairs or alterations above mentioned without the same constituting an actual or constructive eviction of Tenant in whole or in part, and the rent reserved hereunder shall not abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work. Landlord shall exercise reasonable diligence so as to minimize the disturbance to Tenant but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis.

            15.02. Landlord reserves the right, without the same constituting an actual or constructive eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets and other public parts of the Building; provided, however, that access to the Building shall not be cut off and that there shall be no unreasonable obstruction of access to the demised premises or unreasonable interference with the use or enjoyment thereof.

            15.03. Landlord reserves the right to light from time to time all or any portion of the demised premises at night for display purposes without paying Tenant therefor.

            15.04. Landlord may, during the twelve (12) months prior to expiration of the Term exhibit the demised premises to prospective tenants.

            15.05. If Tenant shall not be personally present to open and permit an entry into the demised premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or emergency, Landlord or Landlord's agents may forceably enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease.

                                   ARTICLE 16

                            CONDITIONS OF LIMITATION

            16.01. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or if a petition shall be filed by or against Tenant under any provisions of the United States Bankruptcy Act or under the provisions of any other bankruptcy or insolvency law or any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then, Landlord may, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for thirty
(30) days, give Tenant a notice of intention to end the Term of this Lease at the expiration of 5 days from the date of service of such notice of intention, and upon the expiration of said 5 day period this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

            16.02. This Lease and the Term and estate hereby granted are subject to further limitation as follows:

                        (a) whenever Tenant shall fail to pay any installment of fixed annual rent or any additional rent or any other charge payable by Tenant to Landlord, on the day the same is due and payable pursuant to the terms hereof, and such default shall continue for 5 days after Landlord shall have given Tenant a notice specifying such default, or

                        (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within 15 days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of 15 days and the continuation of the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Article 8 hereof) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not,
(i) within said 15 day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said 15 day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary, or

                        (c) whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or

                        (d) whenever Tenant shall abandon the demised premises (unless as a result of a casualty), or

                        (e) whenever in case any other lease held by Tenant from Landlord shall expire and terminate (whether or not the term thereof shall then have commenced) as a result of the default of Tenant thereunder, or

                        (f) whenever Tenant shall fail to do, observe or perform any act or thing to be done, observed or performed by Tenant pursuant to the Work Agreement annexed hereto as Schedule C, or

                        (g) whenever Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of
Article 5 hereof on the
part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within 24 hours after Landlord shall have given to Tenant a notice specifying the same, then in any of said cases set forth in the foregoing Subsections (a), (b), (c),
(d), (e), (f) and (g) Landlord may give to Tenant a notice of intention to end the Term at the expiration of 3 days from the date of the service of such notice of intention, and upon the expiration of said 3 days this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

                                   ARTICLE 17

                        RE-ENTRY BY LANDLORD, INJUNCTION

            17.01. If Tenant shall fail to pay any installment of fixed annual rent, or of any additional rent, or any other charge payable by Tenant to Landlord on the date the same is due and payable, and if such default shall continue for 5 days after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall terminate as in Article 16 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the demised premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefrom. The word re-enter, as herein used, is not restricted to its technical legal meaning.

            17.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

            17.03. If this Lease shall terminate under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of this Article 17, or in the event of the termination of this Lease, or of re-entry by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, then (a) Tenant shall thereupon pay to Landlord the fixed annual rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the demised premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 18, and (b) Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed annual rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under Articles 16 and 18 or pursuant to law.

            17.04. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

                                   ARTICLE 18

                                     DAMAGES

            18.01. If this Lease is terminated under the provisions of Article 16, or if Landlord shall re-enter the demised premises under the provisions of
Article 17, or in the event of the termination of this lease, or of re-entry by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either

                        (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of

                  (1) the aggregate of the fixed annual rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination except that additional rent on account of increases in Real Estate Taxes and Expenses shall be presumed to increase at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed 3 years) prior to such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the demised premises, over

                  (2) the aggregate rental value of the demised premises for the same period, or

                        (b) sums equal to the fixed annual rent and the additional rent payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the demised premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall re-let the demised premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the demised premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the demised premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the demised premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease. In no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder for the period of such re-letting, or shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord. If the demised premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting. If the demised premises or any part thereof be re-let by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent payable pursuant to such re-letting shall, prima facie, be the fair and reasonable rental value for the demised premises, or part thereof, so re-let during the term of the re-letting.

            18.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 16, or under any provision of law, or had Landlord not re-entered the demised premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the demised premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 18.01.

                                   ARTICLE 19

                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

            19.01. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under any of the terms or provisions of this Lease, (a) Landlord may remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case if Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the Interest Rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord upon rendition of a bill to Tenant therefor. The provisions of this Article 19 shall survive the expiration or other termination of this Lease.

                                   ARTICLE 20

                                 QUIET ENJOYMENT

            20.01. Landlord covenants and agrees that subject to the terms and provisions of this Lease, if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant's rights under this Lease shall not be cut off or ended before the expiration of the term of this Lease, subject however, to: (i) the obligations of this Lease, and (ii) the provisions of Article 25 hereof with respect to Superior Instruments which affect this Lease.

                                   ARTICLE 21

                             SERVICES AND EQUIPMENT

            21.01. So long as Tenant is not in default under any of the covenants of this Lease, Landlord shall:

                        (a) Provide necessary elevator facilities on business days from 8:00 A.M. to 6:00 P.M. and shall have at least one elevator subject to call at all other times. At Landlord's option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods.

                        (b) Maintain and keep in good order and repair the air conditioning, heating and ventilating systems installed by Landlord. The heating and ventilation systems will function when seasonably required on business days from 8:00 A.M. to 6:00 P.M. as more fully described in Schedule C annexed hereto and made a part hereof. The air conditioning system (as it relates to the demised premises) shall have separate controls in the demised premises and may be operated by Tenant as required if the demised premises constitute an entire floor; with respect to partial floors said controls shall be operated by the concierge of the Building. Landlord has informed Tenant that the windows of the demised premises and the Building are sealed, and that the demised premises may become uninhabitable and the air therein may become unbreathable during the hours or days when Landlord is not required pursuant to this paragraph to furnish heat or ventilation or when Tenant does not operate the air-conditioning systems. Any use or occupancy of the demised premises during such hours shall be at the sole risk, responsibility and hazard of Tenant, and Landlord shall have no responsibility or liability therefor. Such condition of the demised premises shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision thereof, nor shall it be deemed an actual or constructive eviction nor shall Tenant claim or be entitled to claim any abatement of rent nor make any claim for any damages or compensation by reason of such condition of the demised premises. Tenant shall cause and keep entirely unobstructed all the vents, intakes, outlets and grilles, at all times and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems. Nothing contained herein shall be deemed to require Landlord to furnish at Landlord's expense such electric energy as is required to operate the air conditioning system serving the demised premises. Subject to the provisions of Article 4 hereof all such electric energy shall be furnished to Tenant at Tenant's cost and expense. In the event that Tenant shall require heating or ventilation (or air conditioning if Tenant occupies a partial floor) at such times as same are not furnished by Landlord, Tenant shall advise the concierge of the Building of such requirement and, the same shall be furnished by Landlord. Tenant agrees to pay the Landlord's charges therefor as additional rent. The temperature controls for the air conditioning shall be in the demised premises as provided for in Schedule C but the controls for turning on said air conditioning shall be with the concierge.

                        (c) Provide the cleaning and janitorial services described on Schedule F annexed hereto on business days.

                        (d) Furnish water for lavatory and drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees that Landlord may install a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed, as measured by said meter or meters or as otherwise measured, including sewer rents.

            21.02. Landlord reserves the right without any liability whatsoever, or abatement of fixed annual rent, or additional rent, to stop the heating, air conditioning, elevator, plumbing, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with the Tenant's use and enjoyment of the demised premises, but Landlord shall not be obligated to employ overtime or premium labor therefor.

            21.03. Tenant shall reimburse Landlord for the cost to Landlord of removal from the demised premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of general business office occupancy.

            21.04. It is expressly agreed that any firm or corporation furnishing laundry, linen towels, drinking water, ice, food or beverages, cable television and other similar supplies and services to tenants and licensees in the Building is subject to being excluded from the Building if Landlord, in its reasonable judgment, determines that such firm or corporation interferes with the operation of the Building. Landlord may fix, in its own absolute discretion, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished. It is understood, however, that Tenant or regular office employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, may personally bring food or beverages into the Building for consumption within the demised premises by employees of Tenant, but not for resale to or for consumption by any other tenant. Landlord may fix in its absolute discretion, at any time and from time to time, the hours during which, and the regulations under which, foods and beverages may be brought into the Building by regular employees of Tenant.

            21.05. Tenant agrees to employ such office maintenance contractor as Landlord may from time to time designate, for all waxing, polishing, cleaning (other than those cleaning services Landlord is obligated to furnish) and maintenance work in the demised premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Tenant shall not employ any other contractor without Landlord's prior written consent.

            21.06. Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

                                   ARTICLE 22

                                   DEFINITIONS

            22.01. The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the owner of a lease of the Building or of the Land and Building), so that in the event of any transfer of title to said Land and Building or said lease, or in the event of a lease of the Building, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of all existing or future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Land and Building or said lease, or the said lessee of the Building or of the Land and Building, that the transferee or the lessee, as applicable, has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

            22.02. The term "Business Days" as used in this Lease shall exclude Saturdays, Sundays and all days observed as legal holidays and defined as Public Holidays in the Official Directory of the City of New York as well as all other days recognized as holidays under applicable union contracts; provided, however, that the Building shall be open on all days that the New York Stock Exchange is open for business.

            22.03. "Interest Rate" shall mean a rate per annum equal to the lesser of (a) 2% above the so-called

"prime rate" of Republic National Bank, as publicly announced from time to time or if Republic National Bank shall cease to exist or cease to announce such rate, any similar rate designated by Landlord which is publicly announced from time to time by any other bank (a "Substitute Bank") in the City of New York having combined capital and surplus in excess of $100,000,000 or (b) the maximum rate of interest, if any, which Tenant may legally contract to pay.

            22.04. "Legal Requirements" shall mean laws, statutes and ordinances including building codes and zoning regulations and ordinances and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Land or Building or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this Lease.

                                   ARTICLE 23

                           INVALIDITY OF ANY PROVISION

            23.01. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

                                   ARTICLE 24

                                    BROKERAGE

            24.01. Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent other than Jones Lang Wootton (which is representing Landlord) and Edward S. Gordon & Company in connection with the consummation of this Lease, and Tenant covenants and agrees to pay, hold harmless and indemnify

Landlord from and against any and all cost, expense (including reasonable attorneys' fees and court costs), loss and liability for any compensation, commissions or charges claimed by any broker or agent, other than the brokers set forth in this Section 24.01, with respect to this Lease or the negotiation thereof if such claim or claims by any such broker or agent are based in whole or in part on dealing with Tenant or its representatives. Landlord agrees to pay to the brokers specified in this Section 24.01 such compensation, commissions or charges to which they are entitled pursuant to the separate agreements between said brokers and Landlord.

                                   ARTICLE 25

                                  SUBORDINATION

            25.01. This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the Land or the Building and to all mortgages which may now or hereafter affect such leases, the Land or the Building, and to all renewals, refinancings, modifications, replacements and extensions thereof (hereinafter called "Superior Instruments"). The provisions of this Section 25.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the holder of any Superior Instrument or any of their respective successors in interest may request to evidence such subordination, and Tenant hereby constitutes and appoints Landlord or its successors in interest to be Tenant's attorney-in-fact, irrevocably and coupled with an interest, to execute and deliver any such instrument for and on behalf Tenant.

            25.02. In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant under this Lease will, at the option to be exercised in writing by the holder of any such Superior Instrument or any purchaser, assignee or lessee, as the case may be, either (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if it were the landlord originally named in this Lease, or (ii) enter into a new lease with it for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause (i) of this
Section 25.02 shall enure to the benefit of such holder of a Superior Instrument, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such holder of a Superior Instrument, purchaser, assignee or lessee agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25.02, satisfactory to any such holder of a Superior Instrument, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Tenant hereby constitutes and appoints Landlord or its successors in interest to be the Tenant's attorney-in-fact, irrevocably and coupled with an interest, to execute and deliver such instrument of attornment, or such new lease, if the Tenant refuses or fails to do so promptly upon request.

            25.03. Anything herein contained to the contrary notwithstanding, under no circumstances shall any such holder of a Superior Instrument, purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the landlord under this Lease, be

                  (a) liable for any act, omission or default of any prior landlord; or

                  (b) subject to any offsets, claims or defenses which the Tenant might have against any prior landlord; or

                  (c) bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one month in advance or for more than three months in advance where such rent payments are payable at intervals of more than one month; or

                  (d) bound by any modification, amendment or abridgment of the Lease, or any cancellation or surrender of the same, made without its prior written approval.

            25.04. If, in connection with the financing of the Building, the holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications provided the same do not (i) increase the fixed annual rent or additional rents payable by Tenant, (ii) reduce the term hereof or (iii) extend the term hereof except as otherwise provided in Section 2.06.

            25.05. If Landlord shall turn over to the holder of a Superior Instrument the Security Deposit deposited by Tenant with Landlord pursuant to
Article 41 hereof, then notwithstanding anything to the contrary contained herein, such holder shall hold same subject to and in accordance with all Legal Requirements.

                                   ARTICLE 26

                              CERTIFICATE OF TENANT

            26.01. Tenant shall, without charge, at any time and from time to time, within ten (10) days after request by Landlord, execute, acknowledge and deliver to Landlord, the holder of a Superior Instrument or any other person, firm or corporation specified by Landlord, a written instrument (an "Estoppel Certificate") in the form attached hereto as Schedule D or such other form as may be required by the holder of any Superior Instrument. Prior to taking occupancy of the demised premises, and as a condition precedent thereto, Tenant shall execute, acknowledge and deliver such an estoppel certificate to Landlord.

            26.02. Tenant agrees that, except for the first month's rent hereunder, it will pay no rent under this Lease more than thirty (30) days in advance of its due date, if so restricted by any existing or future Superior Instrument or by an assignment of this Lease to the holder of such Superior Instrument, and, in the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease, Tenant will not exercise such right until Tenant shall have first given written notice of such act or omission to the holder of any Superior Instrument who shall have furnished such holder's last address to Tenant, and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices, during which time such holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission. Tenant further agrees not to exercise any such right if the holder of any such Superior

Instrument commences to cure such act or omission within a reasonable time after having received notice thereof and diligently prosecutes such cure thereafter.

                                   ARTICLE 27

                     LEGAL PROCEEDINGS, WAIVER OF JURY TRIAL

            27.01. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way in connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding. Tenant shall reimburse Landlord upon demand for all costs and expenses (including attorney's fees and disbursements and court costs) incurred by Landlord in connection with enforcing Tenant's obligations hereunder or in protecting Landlord's rights hereunder whether incurred in connection with an action or proceeding commenced by Landlord, by Tenant, by a third party or otherwise. All such amounts shall be deemed to be additional rent and shall be collectible in the same manner as provided in
Section 1.02 hereof.

                                   ARTICLE 28

                              SURRENDER OF PREMISES

            28.01. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term.

            28.02. If Tenant shall, without the written consent of Landlord, hold over after the expiration of the Term such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable law. During such tenancy, Tenant agrees to (a) pay to Landlord, each month, the greater of the fair market rental value for the Premises or one hundred twenty (120) percent of the fixed annual rent and all additional rent payable by Tenant for the last month of the Term and (b) be bound by all of the terms, covenants and conditions herein specified.

                                   ARTICLE 29

                              RULES AND REGULATIONS

            29.01. Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Schedule E attached hereto and made part hereof entitled "Rules and Regulations" and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant.

            Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

                                   ARTICLE 30

                             CONSENTS AND APPROVALS

            30.01. Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall

Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

                                   ARTICLE 31

                                     NOTICES

            31.01. Any notice or demand, consent, approval or disapproval, or statement (collectively called "Notices") required or permitted to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing and unless otherwise required by such law or regulation, shall be sent by United States mail postage prepaid as registered or certified mail, return receipt requested. Any Notice shall be addressed to Landlord or Tenant, as applicable, at its address set forth on page 1 of this Lease as said address may be changed form time to time as hereinafter provided. After Tenant shall occupy the demised premises, the address of Tenant for Notices shall be the Building. By giving the other party at least ten days prior written notice, either party may, by Notice given as above provided, designate a different address or addresses for Notices.

            31.02. Any Notice shall be deemed given as of the date of delivery as indicated on the return receipt; and in the case of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure as indicated on the return receipt or by notice of the postal department.

            31.03. In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any Notice on one other person or entity designated in such request, such service to be effected as provided in Section 31.01 hereof.

                                   ARTICLE 32

                                    NO WAIVER

            32.01. No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the demised premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the demised premises. In the event of Tenant at any time desiring to have Landlord sublet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

            32.02. This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                                   ARTICLE 33

                                    CAPTIONS

            33.01. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

                                   ARTICLE 34

                              INABILITY TO PERFORM

            34.01. If, by reason of (1) strike, (2) labor troubles, (3) governmental pre-emption in connection with a national emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war or other national, state or municipal emergency, or any other cause or (6) fire or other casualty, (7) adjustment of insurance claims, (8) acts of God, or (9) any other cause beyond Landlord's reasonable control (collectively "Force Majeure Causes"), Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay rent hereunder shall in no wise be affected, impaired or excused.

                                   ARTICLE 35

                         NO REPRESENTATIONS BY LANDLORD

            35.01. Landlord or Landlord's agents have made no representations or promises with respect to the Building or demised premises except as herein expressly set forth.

                                   ARTICLE 36

                                NAME OF BUILDING

            36.01. The name of the Building shall be One Exchange Plaza. Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building.

                                   ARTICLE 37

                                   ARBITRATION

            37.01. In each case specified in this Lease in which resort to arbitration shall be required, such arbitration (unless otherwise specifically provided in other Sections of this Lease) shall be in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the provisions of this Lease. The decision and award of the arbitrators shall be in writing, shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

                                   ARTICLE 38

                                    INDEMNITY

            38.01. Tenant shall indemnify Landlord and save it harmless from and against any and all liability, damages, costs or expenses, including attorneys' fees, arising from any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, employees, guests, invitees, or visitors in or about the Building or arising from any breach or default under this Lease by Tenant, or arising from any accident, injury, or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Building or Premises. This provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Landlord, or its officers, contractors, licensees, agents, employees, or invitees.

                                   ARTICLE 39

                               MEMORANDUM OF LEASE

            39.01. Tenant shall, at the request of Landlord execute and deliver a statutory form of memorandum of this Lease for the purpose of recording, but said memorandum of this Lease shall not in any circumstances be deemed to modify or to change any of the provisions of this Lease.

                                   ARTICLE 40

                         APPROVAL OF PERMANENT MORTGAGEE

            40.01. This Lease is conditioned on Landlord obtaining the approval of this Lease (hereinafter referred to as "Approval") by the holder of the construction and/or permanent first mortgage on the Land and Building or a commitment therefor (the "Mortgagee"). Landlord represents that it will use reasonable efforts to obtain the Approval.

            40.02. In the event Landlord has not obtained the Approval within 15 days after the date hereof, Landlord shall have the obligation to terminate this Lease upon 7 days' notice to Tenant and this Lease shall terminate upon the expiration of 7 days after the date of such notice.

            40.03. In the event a Mortgagee notifies Landlord that it will not give the Approval, then Landlord shall have the right to terminate this Lease by written notice to Tenant, and upon the giving of such notice, this Lease shall terminate.

            40.04. In the event of the termination of this Lease pursuant to Sections 40.02 or 40.03 hereof, and upon such termination, all further obligations of the parties hereunder shall end and neither Landlord or Tenant shall have any liability to the other, except Landlord shall refund any pre-paid rent and/or security deposit to Tenant.

            40.05. In the event that the Approval is not obtained, Landlord will reimburse Tenant for any of its reasonable out-of-pocket architectural fees incurred in connection with the demised premises.

                                   ARTICLE 41

                                SECURITY DEPOSIT

            41.01. Tenant has deposited with Landlord an unconditional, irrevocable letter of credit substantially in the form attached hereto as Schedule G in an amount equal to two monthly installments of fixed annual rent, as security for the full and punctual performance by Tenant of all of the terms of this Lease. In the event Tenant defaults in the performance of any of the terms of this Lease, Landlord may draw upon the letter of credit in full and any amounts not applied as hereinafter provided shall be held by Landlord subject to and in accordance with the provisions of this Article. Landlord may then apply the whole or any part of the security so drawn upon to the extent required for the payment of (i) any rent or (ii) any sum which Landlord may expend or may be required to expend by reason of Tenant's default including, without limitation, any damages or deficiency in the re-letting of the demised premises, whether accruing before or after summary proceedings or other re-entry by Landlord. Upon each such application, Tenant shall, on demand, pay to Landlord the sum so applied in cash which shall be added to the remaining proceeds from the letter of credit so that the security held by Landlord shall be restored to the amount first set forth above. If Tenant shall fully and punctually comply with all of the terms of this Lease, the letter of credit or the amount of the security deposit, as the case may be, shall be returned to Tenant after the termination of this Lease, delivery of exclusive possession of the Premises to Landlord and the payment to Landlord of the balance of Tenant's Expense Payment and Tax Payment for the final Operating Year and Tax Year. In the event of a sale or lease of the Building, Landlord shall have the right to transfer the letter of credit or the security deposit to the vendee or lessee and Landlord shall ipso facto be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the letter of credit or security to a new landlord. If 30 days prior to the date of such sale, Landlord shall be holding a letter of credit as Tenant's security, Tenant will upon 5 days' prior written notice, deliver a substitute letter of credit naming the new landlord as the new beneficiary thereof. In the event Tenant shall default on such obligation, Landlord may draw upon the letter of credit and transfer the proceeds thereof to the new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, or attempted assignment or encumbrance. In the event the letter of credit referred to above or any substitute letter of credit is not renewed so that at all times the letter of credit held by Landlord hereunder is valid for a period in excess of 30 days, Landlord may draw upon said letter of credit and hold the proceeds thereof subject to and in accordance with the terms of this Section. Anything to the contrary contained herein notwithstanding, if Tenant shall fully and punctually comply with all the terms of this Lease for two years following the Commencement Date, Landlord shall within 30 days thereafter return the letter of credit to Tenant upon receiving (a) a substitute letter of credit with an expiration date no earlier than one year from the date of such letter of credit and in substantially the same form as the letter of credit initially deposited with Landlord hereunder but in an amount equal to one monthly installment of fixed annual rent, and (b) a receipt for the original letter of credit from Tenant. The substitute letter of credit shall be held and applied subject to and in accordance with the terms of this Article 41.

                                   ARTICLE 42

                     FAIR MARKET RENT REVIEW/RENEWAL OPTION

            42.01. On the fifth anniversary of the Commencement Date (the "Review Date"), the fixed annual rent payable pursuant to Article 1 shall be increased so as to equal the lesser of (i) the fair market rent for the demised premises as determined in the manner hereinafter provided, or (ii) 125% of the fixed annual rent payable under Article 1 hereof immediately prior to such Review Date; provided, however, that in no event may the fixed annual rent payable under Article 1 hereof be reduced by the operation of this Article 42.

            42.02. If in Landlord's opinion an increase in the fixed annual rent is warranted because the fair market rent for the demised premises has increased, Landlord shall give Tenant notice thereof (hereinafter called the "Review Notice") which Review Notice shall specify the new increased fixed annual rent that Tenant shall be obligated to pay. The increased fixed annual rent set forth in the Review Notice shall be effective as of the Review Date to which such Review Notice relates.

            42.03. (a) If Landlord gives a Review Notice, then at any time within 15 days after the giving of such Review Notice, Tenant may dispute the fair market rent for the demised premises as determined by Landlord by giving notice to Landlord that it is initiating the appraisal process provided for herein and specifying in such Notice the name and address of the arbitrator designated by Tenant to act on its behalf. Within 15 days after the designation of Tenant's arbitrator, Landlord shall give notice to Tenant specifying the name and address of Landlord's arbitrator. The two arbitrators so chosen shall meet within 10 days after the second arbitrator is appointed and if, within 20 days after the second arbitrator is appointed, the two arbitrators shall not agree upon a determination in accordance with Paragraph (c) of this Section 42.03 they shall together appoint a third arbitrator. If said two arbitrators cannot agree upon the appointment of a third arbitrator within 10 days after the expiration of such 20 day period, then either party, on behalf of both, and on notice to the other may request such appointment by the American Arbitration Association (or any successor organization) in accordance with its then prevailing rules. If the American Arbitration Association shall fail to appoint said third arbitrator within 10 days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by the foregoing court) for the appointment of such third arbitrator.

                  (b) Each of the arbitrators selected as herein provided shall have at least five years experience in the leasing or management of office space in the "Downtown" office market in the Borough of Manhattan. Each party shall pay the fees and expenses of the arbitrator selected by it. The fees and expenses of the third arbitrator and all other expenses (not including the attorney's fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne equally by the parties hereto.

                  (c) The majority of the arbitrators shall determine the fair market rent of the demised premises as of the later of the Review Date or the date a Review notice is given and render a decision and award as to their determination to both Landlord and Tenant within 20 days after the appointment of the third arbitrator. In rendering such decision and award, the arbitrators shall assume or take into consideration as appropriate all of the following: (i) the Landlord and prospective tenant are typically motivated; (ii) the Landlord and prospective tenant are well informed and well advised and each is acting in what it considers its own best interest; (iii) a reasonable time under then-existing market conditions is allowed for exposure of the demised premises on the open market; (iv) the rent is unaffected by concessions, special financing amounts and/or terms, or unusual services, fees, costs or credits in connection with the leasing transaction; (v) the demised premises are fit for immediate occupancy and use "as is" and require no additional work by Landlord and that no work has been carried out thereon by the Tenant, its subtenant, or their predecessors in interest during the Term which was diminished the rental value of the demised premises; (vi) in the event the demised premises have been destroyed or damaged by fire or other casualty, they have been fully restored;
(vii) that the demised premises are to be let with vacant possession and subject to the provisions of this Lease (assuming, however, that the Base Tax and Expense Base Factor are the same as those specified in Article 3 hereof) for a five-year term; and (viii) market rents then being charged for comparable space in other similar office buildings in the same area. For example, if (i) the fair market rent for the demised premises were $50 per square foot on the Review Date if one assumed a Base Tax and Expense Base Factor which would be used in leases generally entered into at the time such fair market rent is being determined,
(ii) escalations for Taxes and Expenses from the Base Tax and Expense Base Factor contained in the Lease at the time when fair market rent is being determined are $5 per square foot and (iii) the initial fixed annual rent payable hereunder were $40 per square foot, then (a) the fair market rent for the demised premises on the assumptions set forth above (including assumption vii) would be $45 per square foot (i.e. the $50 per square foot less the $5 of escalations) and the increase to bring Tenant's fixed annual rent to fair market rent would be $5 per square foot. In rendering such decision and award, the arbitrators shall not modify the provisions of this Lease. The decision and award of the arbitrators shall be in writing and be final and conclusive on all parties and counterpart copies thereof shall be delivered to each of said parties. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

                  (d) Prior to the determination of the arbitrators, Tenant shall pay as the fixed annual rent it is obligated to pay under this Lease the amount set forth in the Review Notice and in the event the arbitrators determine that the fixed annual rent payable pursuant to this Article 42 is greater than that set forth in the Review Notice, then Tenant shall promptly pay to Landlord the amount of its underpayment of fixed annual rent for the period commencing on the Review Date, or if the arbitrators determine that the fixed annual rent payable pursuant to this Article 42 is less than that set forth in the Review Notice, then Tenant shall be entitled to a credit in the amount of its overpayment for the period commencing on the Review Date against subsequent payments of fixed annual rent due hereunder. In the event the arbitrators determine that the rent set forth in Landlord's Review Notice is more than 110% of the rent which should be payable to Landlord pursuant to the provisions of this Article 42, Tenant shall be entitled to receive an additional credit against fixed annual rent by reason of any overpayment of fixed annual rent paid by Tenant under this paragraph (d) equal to interest on the amount of any such overpayment to the extent paid by Tenant at the rate being paid by Republic National Bank or, if Republic National Bank shall cease to exist, a Substitute Bank (as defined in Article 22) on 30-Day Certificates of Deposit at the time such overpayment is made from the date paid by Tenant to the date credit for such overpayment is taken. In no event shall the fixed annual rent (as the same may have been increased from time to time in accordance with this Article 42) be reduced pursuant to this Article 42.

                  (e) Nothing contained in this Article 42 shall be deemed in any way to alter or modify the provisions or Article 3 hereof.

            42.04. (a) Tenant shall have an option (the "Option") to extend the term of the Lease for one (1) additional term of five (5) years (the "Renewal Term") commencing on the first day next succeeding the Expiration Date upon the same terms, conditions and provisions as are provided for in the Lease (including, without limitation, the same Base Tax and Expense Base Factor but excluding this Section 42.04 and Section 2.07 hereof) except that the fixed annual rent payable pursuant to Article 1 hereof for the Renewal Term shall be the greater of (i) the fixed annual rent payable thereunder immediately prior to the Expiration Date, or (ii) the fair market rent for the demised premises as of such Expiration Date determined in the manner provided in paragraph (c) below.

                  (b) The Option may be exercised only by Tenant giving written notice to Landlord of Tenant's exercise of said Option by Certified Mail, return receipt requested, not more than fourteen (14) nor less than nine (9) months prior to the Expiration Date of the Term (the "Exercise Notice"). Upon Tenant's giving of the Exercise Notice, the term of this Lease shall be extended automatically upon the terms and conditions herein specified without the execution of an extension agreement or other instrument. It is expressly agreed that Tenant shall have only one opportunity to exercise the Option. If Tenant shall not give Landlord the Exercise Notice at the time and in the manner set forth above, the Option shall terminate and be deemed waived by Tenant. Time is of the essence as to the date for the giving of the Exercise Notice.

                  (c) After Landlord receives the Exercise Notice, and if in Landlord's opinion an increase in the fixed annual rent for the Renewal Term is warranted because the fair market rent for the demised premises has increased, Landlord shall send Tenant a Review Notice stating the amount which, in Landlord's opinion, shall constitute the fair market rent for the demised premises as of the Expiration Date. The increased fixed annual rent set forth in the Revised Rent Notice shall be effective as of the first date of the Renewal Term. The provisions of Section 42.03 shall apply to any disputes as to the fair market rent specified by Landlord in the Review Notice with respect to the Renewal Term with all references to the Review Date being deemed to refer to the first day of the Renewal Term.

            42.05. Notwithstanding the foregoing provisions of this Article 42, if on the date that Tenant exercises the Option, or if on any subsequent date up to and including the Expiration Date, Tenant is in default in the performance of any of the terms, conditions or provisions of this Lease and such default has continued beyond the applicable grace period herein provided, than Tenant's exercise of the Option and the extension of the Term of this Lease contemplated thereby shall, at the option of Landlord exercised by written notice to Tenant, be rendered null and void and shall be of no further force and effect and Tenant shall have no further or additional right to exercise the Option, all of which shall be deemed waived by Tenant.

            42.06. If Tenant exercises the Option, or if the fixed annual rent payable under Article 1 hereof is increased pursuant to the operation of Sections 42.01 --

42.03 hereof, then, at Landlord's request, Tenant agrees within ten (10) days after such request is made to execute, acknowledge and deliver to Landlord an instrument in form and substance reasonably satisfactory to Landlord, confirming
(i) the extension of the Term, (ii) the increased fixed annual rent payable under this Lease pursuant to this Article 42, and (iii) the other modifications provided for in this Article 42, but no such instrument shall be required in order to make the provisions hereof effective.

                                   ARTICLE 43

                                  MISCELLANEOUS

            43.01. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York.

            43.02. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

            43.03. Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

            43.04. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

            43.05. Time shall be of the essence with respect to the exercise of any option on the part of Tenant to extend the term of this Lease.

            43.06. Except as otherwise provided herein whenever payment of interest is required by the terms hereof it shall be at the Interest Rate.

            43.07. If the demised premises or any additional space to be included within the demised premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this Lease or for the inclusion of such space for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the demised premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the demised premises or such additional space until the same are available for occupancy by Tenant; provided, however, Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the demised premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no way affect the obligations of Tenant hereunder nor shall the same be construed in any way to extend the Term. This Section 42.07 shall be deemed to be an express provision to the contrary of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

            43.08 In the event that Tenant is in arrears in payment of fixed annual rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

            43.09. All Exhibits referred to in this Lease are hereby incorporated in this Lease by reference.

            43.10. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

            43.11. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

            43.12. Under no circumstances shall Tenant record a copy of this Lease without Landlord's prior written consent.

                                   ARTICLE 44

                              INTENTIONALLY OMITTED

                                   ARTICLE 45

                                   PARTNERSHIP

            45.01. The liability of each of the general partners of the partnership Tenant shall be joint and several. The technical dissolution of Tenant (or of any of the partnerships constituting Tenant) by reason of the death, retirement, resignation, bankruptcy or adjudication of incompetency of one or more partners, shall not affect this Lease or the liability thereunder of the general partners, and Tenant agrees that the partnership shall nevertheless continue as Tenant with respect to the remaining general partner(s).

            45.02. Simultaneously with execution of this Lease by Landlord and Tenant, Tenant has delivered to Landlord a list of the names and addresses of all existing general partners of the partnership Tenant. In the event Tenant admits any new general partner(s) (a "New General Partner"), Tenant agrees, within thirty (30) days thereafter, to give notice to Landlord of that fact and of the name and address (residence address, if an individual) of each New General Partner(s), together with such reasonable proof as Landlord shall require that all of such New General Partner(s) have in writing assumed performance of Tenant's obligations under this Lease. The admission of any new partner or withdrawal of any partners pursuant to paragraph 45.04 below shall constitute a permitted assignment under Article 11 hereof.

            45.03. In the event of a merger or consolidation with another firm, Tenant agrees, within thirty (30) days thereafter, to give notice to Landlord of that fact and all of the names and addresses (residence address, if individuals) of the New General Partners of the merged or consolidated firm, together with such reasonable proof as Landlord shall require that all of such New General Partners have in writing assumed performance of Tenant's obligations under this Lease.

            IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                                        AETNA LIFE INSURANCE COMPANY,
                                             Landlord

                                        By:
                                            ------------------------------------
                                                      Vice-President


                                        LA BRANCHE & CO., Tenant

                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                                       A Partner

                       FIRST AMENDMENT TO LEASE AGREEMENT

            AGREEMENT made as of the 1st day of May, 1993, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at 10 Rockefeller Plaza, New York, New York 10022 ("Landlord") and LA BRANCHE & CO., a New York partnership, having an office at One Exchange Plaza, New York, New York ("Tenant").

                              W I T N E S S E T H

            WHEREAS:

            (A) Landlord is the owner of premises located at One Exchange Plaza, New York, New York ("Building").

            (B) Tenant is the tenant of a portion of the twenty-sixth floor of the Building ("Demised Premises") pursuant to that certain Agreement of Lease ("Lease"), dated as of January 6, 1984, between Aetna Life Insurance Company and Tenant.

            (C) Tenant has requested that Landlord extend the term of the Lease and modify certain other provisions thereof and Landlord has agreed to do so subject to and in accordance with the terms and provisions of this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto hereby agree as follows:

            1. The term of the Lease, as modified hereby, is hereby extended to April 30, 2003 upon all the terms, covenants and conditions of the Lease, except as herein expressly set forth. Accordingly, all references in the Lease to the "Expiration Date" shall be deemed to refer to April 30, 2003.

            2. Effective from and after May 1, 1993,

                  (a) the fixed annual rent payable under the Lease, as modified hereby, shall be in the amount of $103,922.00 which shall be payable in equal monthly installments of $8,660.17;

                  (b) the Base Tax shall be the Taxes for the tax fiscal year commencing on July 1, 1993 and ending on June 30, 1994; and

                  (c) the Expense Base Factor shall be the Expenses for the calendar year commencing on January 1, 1993 and ending on December 31, 1993.

            3. Effective from and after May 1, 1998, the fixed annual rent payable under the Lease, as modified hereby, shall be increased to $119,910.00 which shall be payable in equal monthly installments of $9,992.50.

            4. Promptly after the execution hereof by Landlord and Tenant, Landlord shall perform the following work ("Landlord's Work") in the Demised Premises, all of which shall be of a material, design, finish and color, if applicable, of the standard adopted by Landlord for the Building ("Building Standard"):

                  (i) install new carpeting;

                  (ii) paint all walls and trim;

                  (iii) furnish and install new energy saving Con Edison
            lighting fixtures and replace ceiling titles, where necessary;

                  (iv) clean existing curtains throughout and replace liners, where necessary; and

                  (v) install a chair rail molding on all walls.

            Tenant shall inform Landlord of its paint color and carpet selection, chosen from the Building Standard selections, not later than ten (10) days from the date of the execution of this Agreement by Landlord and Tenant.

            5. Article 31 of the Lease is hereby modified to provide that all notices to Landlord shall be addressed to Landlord as follows:

The Prudential Insurance Company of America
c/o Premisys Real Estate Service, Inc.
55 Broadway
New York, NY 10006

with copies to:

The Prudential Insurance Company of America
10 Rockefeller Plaza, 15th Floor
New York, New York 10020-1903
Attn: Jay Weiser,
      Associate Regional Counsel

and

The Prudential Insurance Company of America
Three Gateway Center
100 Mulberry Street, 13th Floor
Newark, New Jersey 07102-4077
Attn: John Gorham, Director, Equity Investments

            6. Articles 40 and 42 of the Lease are hereby deleted.

            7. Tenant represents and warrants to Landlord that it has not dealt with any broker in connection with this Agreement other than Edward S. Gordon Company, Inc. and Sylvan Lawrence Company ("Brokers") and Landlord shall pay any commission payable to the Brokers in connection with this Agreement pursuant to separate agreements with the Brokers. Tenant shall indemnify Landlord and hold Landlord harmless against all liability and expense (including, without limitation, reasonable attorneys' fees) for any other brokerage commission or finder's fee relating to this Agreement based on the alleged actions of Tenant or its agents or representatives. Tenant's liabilities under such indemnification shall survive any expiration or termination of the Lease, as modified hereby.

            8. Unless otherwise defined herein, the terms contained in this Agreement shall have the respective meanings ascribed to them in the Lease.

            9. The submission of this Agreement to Tenant shall not constitute Landlord's agreement to execute and exchange this Agreement and is made subject to Landlord's acceptance, execution and delivery thereof.

            10. Except as expressly modified hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed.

            11. This Agreement may not be modified or terminated orally and shall be binding upon and inure to the benefit of the successors and, subject to the provisions of Article 11 of the Lease, assigns of Landlord and Tenant.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

                                        THE PRUDENTIAL INSURANCE
                                          COMPANY OF AMERICA

                                        By:_____________________________________


                                        LA BRANCHE & CO.

                                        By:_____________________________________
                                                              ,  General Partner